UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2017

The Spectranetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-19711	84-0997049
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9965 Federal Drive
Colorado Springs, Colorado 80921
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (719) 633-8333

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act. ☐

Introductory Note.

As previously disclosed on June 29, 2017 in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by The Spectranetics Corporation, a Delaware corporation (the “Company”), the Company is party to an Agreement and Plan of Merger, dated as of June 27, 2017 (the “Merger Agreement”), with Philips Holding USA Inc., a Delaware corporation (“Parent”), and HealthTech Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”).

Item 1.02  Termination of a Material Definitive Agreement.

On August 9, 2017, in connection with the transactions contemplated by the Merger Agreement, the Company terminated (i) the amended and restated term credit and security agreement (the “Term Loan Credit Agreement”), dated June 9, 2017, by and among the Company and AngioScore Inc., as borrowers (jointly, the “Borrowers”), MidCap Financial Trust, as administrative agent and as a lender, and the other lenders party thereto and (ii) the amended and restated revolving credit and security agreement (the “Revolving Loan Credit Agreement”, and together with the Term Loan Credit Agreement, the “Credit Agreements”), dated June 9, 2017, by and among the Borrowers, MidCap Funding IV Trust, as administrative agent, and the lenders party thereto. In connection with the termination, the Company repaid all of the outstanding obligations in respect of principal, interest and fees under the Credit Agreements.

Item 2.01  Completion of Acquisition or Disposition of Assets.

Pursuant to the Merger Agreement, on July 12, 2017, Purchaser commenced a tender offer (the “Offer”) to acquire all of the outstanding shares of common stock, par value $0.001 per share, of the Company (“Shares”), for $38.50 per Share, net to the seller in cash (the “Offer Price”), without interest and less any applicable tax withholding, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated July 12, 2017 (as amended or supplemented), and the related Letter of Transmittal.

The Offer expired at 12:00 midnight, New York City time, on August 9, 2017 (the “Expiration Time”), (one minute after 11:59 p.m., New York City time on August 8, 2017), as scheduled, and was not extended.  Wells Fargo Bank, N.A., the depositary and paying agent in the Offer (the “Depositary and Paying Agent”), advised Purchaser that, as of the Expiration Time, a total of 37,685,108 Shares (excluding Shares with respect to which Notices of Guaranteed Delivery were delivered) had been validly tendered and not withdrawn pursuant to the Offer, representing approximately 85.5% of the outstanding Shares. As a result, on August 9, 2017, Purchaser accepted for payment (such time of acceptance for payment, the “Acceptance Time”) all such Shares validly tendered and not withdrawn pursuant to the Offer on or prior to the Expiration Time, and payment for such Shares was made on August 9, 2017 to the Depositary and Paying Agent, which will act as agent for tendering stockholders for the purpose of receiving payments for tendered Shares and transmitting such payments to tendering stockholders whose Shares have been accepted for payment, in accordance with the terms of the Offer. The Depositary and Paying Agent also advised Parent and Purchaser that, as of the Expiration Time, it received Notices of Guaranteed Delivery with respect to 2,700,773 additional Shares, representing approximately 6.1% of the outstanding Shares.

On August 9, 2017, pursuant to the terms of the Merger Agreement, Purchaser merged with and into the Company, with the Company continuing as the surviving corporation (the “Merger”). Upon completion of the Merger, the Company became a wholly owned subsidiary of Parent. The Merger was effected without a vote or meeting of the Company stockholders pursuant to Section 251(h) of the Delaware General Corporation Law (the “DGCL”). At the effective time of the Merger (the “Effective Time”), each Share issued and outstanding immediately prior to the Effective Time (other than (i) Shares subject to vesting or forfeiture conditions, (ii) Shares owned by the Company as treasury stock, (iii) Shares accepted by Purchaser in the Offer and (iv) Shares owned by any stockholders who properly exercised their appraisal rights under Section 262 of the DGCL in connection with the Merger) was automatically cancelled and converted into the right to receive an amount in cash equal to the Offer Price (without interest and less any applicable tax withholding).

The aggregate consideration paid by Purchaser in the Offer and Merger was approximately $1.7 billion, including related transaction fees and expenses. Parent and Purchaser funded the payment of Shares from cash on hand as well as the issuance of debt.

The foregoing summary description of the Merger Agreement and related transactions does not purport to be complete and is qualified in its entirety by reference to the terms of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on June 29, 2017, and is incorporated by reference into this Item 2.01.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing.

As a result of the transactions described in Item 2.01 of this Current Report on Form 8-K, which description is incorporated by reference into this Item 3.01, on August 9, 2017, the Company (i) notified the NASDAQ Global Select Market (“NASDAQ”) of the consummation of the Merger and (ii) requested that NASDAQ file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company also intends to file with the SEC a Form 15 requesting that the Company’s reporting obligations under Section 13 and 15(d) of the Exchange Act be suspended.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01 Change in Control of Registrant.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the completion of the Offer, a change of control of the Company occurred at the Acceptance Time. Upon the consummation of the Merger, the Company became a subsidiary of Parent.

The total amount of funds required to purchase all outstanding Shares in the Offer and to provide funding in connection with the Merger was approximately $1.7 billion, including related transaction fees and expenses. Parent and Purchaser funded the payment of Shares from cash on hand as well as the issuance of debt.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements to Certain Officers.

In connection with the Merger, each of B. Kristine Johnson, Scott Drake, R. John Fletcher, William Jennings, Daniel Pelak, Joseph Ruggio, Maria Sainz and Todd Schermerhorn resigned as directors of the Company’s Board of Directors (the “Board”) and from all committees of the Board on which such directors served, effective as of the Effective Time. In accordance with the terms of the Merger Agreement, the directors of Purchaser immediately prior to the Effective Time, which consisted of James Mark Mattern II, Joseph E. Innamorati, Paul Cavanaugh and Karen Maloney became the directors of the Company immediately after the Effective Time. Biographical and other information with respect to the new directors of the Company is set forth in Annex A to the Offer to Purchase, dated July 12, 2017 (together with any amendments and supplements thereto), a copy of which is attached as Exhibit (a)(1)(i) to the Tender Offer Statement on Schedule TO filed with the SEC by Parent and Purchaser on July 12, 2017 (together with any amendments and supplements thereto), which is incorporated herein by reference.

At the Effective Time, each of the officers of the Company (Scott Drake, Stacy McMahan, Shahriar (Shar) Matin, Donna Ford-Serbu and Scott Hutton) was removed from such officer's respective office. Immediately thereafter, James Mark Mattern II, Joseph E. Innamorati, Paul Cavanaugh and Karen Maloney were appointed as officers of the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger, the Company’s certificate of incorporation, as amended, and its bylaws, as amended, were each amended and restated in their entirety to be identical to the certificate of incorporation and bylaws of Purchaser as in effect immediately prior to the Effective Time. Copies of the certificate of incorporation and bylaws of the Company, as amended and restated, are filed as Exhibits 3.1 and 3.2 hereto and are incorporated by reference into this Item 5.03.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of June 27, 2017, among The Spectranetics Corporation, Philips Holding USA Inc. and HealthTech Merger Sub, Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by The Spectranetics Corporation on June 29, 2017).

3.1	Third Amended and Restated Certificate of Incorporation of The Spectranetics Corporation

3.2	Second Amended and Restated Bylaws of The Spectranetics Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SPECTRANETICS CORPORATION

Date: August 9, 2017	By:	/s/ Paul Gardon
Name: Paul Gardon
Title: Senior Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of June 27, 2017, among The Spectranetics Corporation, Philips Holding USA Inc. and HealthTech Merger Sub, Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by The Spectranetics Corporation on June 29, 2017).

3.1	Third Amended and Restated Certificate of Incorporation of The Spectranetics Corporation

3.2	Second Amended and Restated Bylaws of The Spectranetics Corporation